Exhibit 10.7B

Joinder Agreement

HOMETRUST BANK

DIRECTOR EMERITUS PLAN

JOINDER AGREEMENT NUMBER 2

FOR W. THOMAS FLYNT

WHEREAS, W. Thomas Flynt was previously but is not currently a participant in the HomeTrust Bank Director Emeritus Plan (the “DE Plan”); and

WHEREAS, HomeTrust Bank (the “Bank”) now desires that W. Thomas Flynt again participate in the DE Plan (and shall be referred to hereinafter as the “Participant”), and to provide the Participant with benefits under the DE Plan, pursuant to this Joinder Agreement, which shall known as “Joinder Agreement Number 2” (reflecting that there previously existed a DE Plan Joinder Agreement Number 1 with respect to the Participant).

Accordingly, the Bank and the Participant hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that the Participant shall be provided a DE Plan Benefit under this Joinder Agreement Number 2 and the DE Plan (as such DE Plan may now exist or hereafter be modified) (the “DE Plan Benefit”). The DE Plan Benefit is provided with the consent of the Bank notwithstanding language in the Participant’s Executive Supplemental Retirement Income Joinder #2 dated November 21, 2005 (“ESRI Joinder #2”), which provides that the Participant shall not be entitled to any benefits under the DE Plan, now or in the future. The Bank agrees and acknowledges that such language was intended to apply only to the DE Plan benefits that were replaced by ESRI Joinder #2, and not to the DE Plan generally, and does not preclude the Bank from providing benefits under this Joinder Agreement Number 2.

1. The DE Plan Benefit shall be paid over twenty years, in according with the following schedule:

Year	Amount
1	$12,000.00
2	$12,780.00
3	$13,606.20
4	$14,481.20
5	$15,407.73
6	$16,388.69
7	$17,427.13
8	$18,526.24
9	$19,689.42
10	$20,920.23
11	$22,222.44
12	$23,600.01
13	$25,057.11
14	$26,598.15
15	$28,227.77
16	$31,197.67
17	$34,316.06
18	$37,590.37
19	$41,028.20
20	$44,638.33

Each year’s annual benefit shall be paid in twelve equal monthly installments.

2. The DE Plan Benefit described in Paragraph 1 shall commence on the first day of the month following the Participant’s Termination without Cause, except as required to comply with Section 409A of the Code. The benefit provided herein is 100 percent vested. Notwithstanding the foregoing, if the Participant experiences a Removal for Cause, he shall not be entitled to any benefit under this Joinder Agreement Number 2.

3. In the event of the Participant’s death prior to the receipt of his entire DE Plan Benefit, the monthly payments shall continue to be paid for the balance of the Payout Period to his Beneficiary as designated in this Joinder Agreement Number 2 (or a subsequent valid Beneficiary designation), or in the absence of such designation as provided under the DE Plan.

4. All capitalized terms under this Joinder Agreement Number 2 shall have the same meaning as under the DE Plan, unless specifically defined herein.

The Participant hereby designates the following person(s) as his Beneficiary of the DE Plan Benefit provided under this Joinder Agreement Number 2. The Participant is aware that he can subsequently change such Beneficiary designation by submitting to the Bank, at any subsequent time, a new written designation of primary and secondary Beneficiaries to whom payment shall be made in the event of the Participant’s death prior to the complete distribution of the DE Plan Benefit under this Joinder Agreement Number 2. The Participant understands that any Beneficiary designation made subsequent to the execution of this Joinder Agreement Number 2 relating to this DE Plan Benefit shall become effective only when receipt thereof is acknowledged in writing by the Bank.

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This document constitutes an individual agreement with the Participant and not a “plan” or a “benefit plan” for accounting purposes. The document shall be administered and interpreted accordingly.

This Joinder Agreement Number 2 has been executed by the parties on this 26th day of May, 2010 (but effective as of February 1, 2010, other than as required under Section 409A of the Code).

/s/ W. Thomas Flynt	May 26, 2010
W. Thomas Flynt	Date

HomeTrust Bank

By	F. Ed Broadwell, Jr.	May 26, 2010
	(Bank’s duly authorized Officer)	Date